SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2025

ULIXE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-252505	85-3978107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

199 East Pearl Avenue, Suite 103, Post Office Box 4430,

Jackson, Wyoming 83001

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (307) 316-8780

Warpspeed Taxi Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required, the information set forth below under Item 8.01 is hereby incorporated by reference into this Item 5.03.

Item 8.01Other Events.

On August 26, 2025, at a special meeting of shareholders (the “Special Meeting”) of Warpspeed Taxi Inc. (the “Company”), the shareholders of the Company approved a proposal to redomesticate the Company (the “Redomestication”) from a corporation organized under the laws of the State of Wyoming (the “Wyoming Corporation”) to a corporation organized under the laws of the State of Delaware (the “Delaware Corporation”) by means of a plan of conversion (the “Plan of Conversion”), and adopted the resolutions of the board of directors of the Company approving the Redomestication, and the change of the Company’s corporate name to Ulixe Corp.

The Redomestication became effective on October 7, 2025 (the “Effective Date”). The Company effected the Redomestication pursuant to the Plan of Conversion by filing (i) a certificate of transfer with the Secretary of State of the State of Wyoming, (ii) certificate of conversion with the Secretary of State of the State of Delaware, and (iii) a certificate of incorporation with the Secretary of State of the State of Delaware (the “Delaware Charter”). The Company also adopted new bylaws (the “Delaware Bylaws”) in connection with the Redomestication.

On the Effective Date, the Company’s domicile changed from the State of Wyoming to the State of Delaware; the internal affairs of the Company ceased to be governed by the laws of the State of Wyoming and instead became governed by the laws of the State of Delaware; and the Company ceased to be governed by the Company’s existing articles of incorporation and bylaws and instead became governed by the Delaware Charter and the Delaware Bylaws. In addition, in connection with the Redomestication, the Company’s corporate name was changed from Warpspeed Taxi Inc. to Ulixe Corp.

Except for the change to its corporate name, the Redomestication did not result in any change in the business, management, properties, obligations, assets, liabilities or net worth (other than as a result of the costs related to the Redomestication). The Redomestication did not adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Company after the Redomestication.

On the Effective Date, each outstanding share of common stock, par value $0.0001 per share, of the Wyoming Corporation (the “Wyoming Corporation Common Stock”) automatically converted into one outstanding share of common stock, par value $0.0001 per share, of the Delaware Corporation (the “Delaware Corporation Common Stock”). The Delaware Corporation Common Stock continues to be traded on the OTCID. Shareholders are not required to exchange their existing stock certificates for new stock certificates.

By virtue of the Redomestication, certain rights of the Company’s stockholders were changed as set forth in the Plan of Conversion, Delaware Charter and Delaware Bylaws. Copies of the Plan of Conversion, the Delaware Charter and the Delaware Bylaws are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion
3.1	Certificate of Incorporation of Ulixe Corp.
3.2	Bylaws of Ulixe Corp.
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULIXE CORP.

Date:	October 14, 2025	By:	/s/ Vito Di Somma
		Name:	Vito Di Somma
		Title:	President